LIONBRIDGE REPORTS FIRST QUARTER RESULTS WITH REVENUE OF $120.2 MILLION, GAAP EPS OF
$0.03 AND NON-GAAP EPS OF $0.08

Provides Strong Q2 Outlook with Expected $9-13 Million Sequential Quarter Revenue Growth

WALTHAM, Mass. – May 08, 2014 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended March 31, 2014. Financial and business highlights for the quarter include:

•	Revenue of $120.2 million, a year-on-year increase of $6.5 million or 6% compared to the first quarter of 2013. The Company’s Global Language and Content (GLC) segment grew 12% year-on-year, led by ongoing marketing services growth within large existing clients as well as new engagements during the quarter with clients in the eCommerce and manufacturing sectors.

•	GAAP net income of $1.9 million, or $0.03 per share based on 63.5 million fully diluted shares outstanding. This marks a year-on-year increase of $4.9 million, or $0.08 per share, compared to the first quarter of 2013, primarily due to strong year-on-year margin expansion in the Company’s GLC segment.

•	Non-GAAP adjusted earnings of $4.8 million, or $0.08 per share. The Company defines non-GAAP adjusted earnings as net income excluding restructuring and acquisition-related charges, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	An ending cash balance of $31.9 million.

“As we begin the second quarter we are seeing strong revenue and earnings momentum. Our marketing offerings continue to scale, our new onDemand platform is ramping ahead of plan and we are growing our recurring revenue relationships with clients across diverse end markets,” said Rory Cowan, CEO, Lionbridge. “Most importantly, we continue to deliver strong conversion of incremental revenue to profit year-on-year. With a positive demand environment and our highly-efficient online delivery models, we expect a positive second quarter and ongoing strength for the remainder of FY 2014.”

Lionbridge provided an outlook for the second quarter of 2014 with revenue of $129-133 million. The Company also reiterated expectations for FY 2014 revenue growth of 5-10% year-on-year.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 888-769-8913 and international callers can dial 312-470-7357. The passcode for the call is Lionbridge. The conference call will also be available live via the Internet here.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “adjusted EPS” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measures for adjusted earnings and adjusted EPS are net income and diluted net income per share, respectively, and has provided a reconciliation of GAAP net income to adjusted earnings and adjusted EPS at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 25 countries. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including anticipated customer demand for the Company’s services, expected financial performance, expected revenue and profit growth and outlook, and the momentum, pace and strengthening of such growth, of Lionbridge in Q2 2014 and FY 2014, and the Company’s ability to support its growing digital marketing services offerings. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients, including by offering its expanded range of services to existing customers; Lionbridge’s ability to broaden its client base; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the anticipated benefits of expansion of global language workflow technologies; the anticipated growth of its OnDemand, crowdsourcing and digital marketing service offerings; the impact of competing technologies and platforms on the Company’s existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions, and the timing of the realization of such benefits; errors, interruptions or delays in cloud-based technology; breaches of security measures; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue ........................................	$120,205	$113,670
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below).............................................................	83,079	81,882
Sales and marketing.............................................................	9,920	9,149
General and administrative....................................................	20,346	19,481
Research and development................................................	1,739	1,656
Depreciation and amortization............................................	1,849	1,800
Amortization of acquisition-related intangible assets..................	798	828
Restructuring and other charges.............................................	335	724

Total operating expenses................................................	118,066	115,520

Income (loss) from operations.......................................................	2,139	(1,850)
Interest expense:
Interest on outstanding debt ................................................	149	237
Amortization of deferred financing costs .................................	27	25
Interest income ......................................................................	19	26
Other (income) expense, net ......................................................	(348)	292

Income (loss) before income taxes................................................	2,330	(2,378)
Provision for income taxes.......................................	448	592

Net income (loss).............................................................	$1,882	$(2,970)

Net income (loss) per share of common stock:
Basic	$0.03	$(0.05)
Diluted	$0.03	$(0.05)
Weighted average number of common shares outstanding:
Basic	60,208	60,195
Diluted	63,506	60,195

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents...................................................	$31,862	$38,867
Accounts receivable, net of allowances of $250 at March 31, 2014 and December 31, 2013.....................................	65,777	70,431
Unbilled receivables.............................................................	28,932	19,498
Other current assets.............................................................	14,042	12,938

Total current assets......................................................	140,613	141,734
Property and equipment, net...................................................	20,828	20,968
Goodwill.........................................................................	19,595	19,595
Acquisition-related intangible assets, net.................................	12,428	13,226
Other assets............................................................	4,583	5,487

Total assets............................................................	$198,047	$201,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.............................................................	$21,583	$21,784
Accrued compensation and benefits.......................................	18,173	18,183
Other accrued expenses and current liabilities............................	24,379	26,982
Deferred revenue.............................................................	9,881	10,583

Total current liabilities................................................	74,016	77,532

Long-term debt...................................................................	27,000	27,000
Deferred income taxes, long-term.............................................	913	913
Other long-term liabilities......................................................	13,199	13,172
Total stockholders’ equity ...................................................	82,919	82,393

Total liabilities and stockholders’ equity......................	$198,047	$201,010

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Earnings (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Net income ........................................	$1,882	$(2,970)
Amortization of acquisition-related intangible assets.....................	798	828
Stock-based compensation...................................................	1,814	1,650
Restructuring and acquisition-related charges ............................	335	724

Adjusted earnings......................................................	$4,829	$232

Fully diluted weighted average number of common shares outstanding	63,506	62,398
Adjusted EPS	$0.08	$0.00

Contact:
Sara Buda
Lionbridge
(781) 434-6190
sara.buda@lionbridge.com